    As filed with the Securities and Exchange Commission on February 14, 2003

                                                    Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                FTS APPAREL, INC.

             (Exact name of registrant as specified in its charter)

                COLORADO                           84-1416864
                ---------                           ----------
     (State or other jurisdiction                  (IRS Employer
     of incorporation or organization)          Identification No.)

                       301 Oxford Valley Road, Suite 1202
                   Yardley, Pennsylvania 19067 (215) 369-9979
                            Facsimile: (215) 369-9957
                                 --------------
     (Address, Including Zip Code and Telephone Number, of Principal Executive
                                    Offices)

                         CORPORATE CONSULTING AGREEMENTS
                            (Full Title of the Plan)

                       301 Oxford Valley Road, Suite 1202
                   Yardley, Pennsylvania 19067 (215) 369-9979
                            Facsimile: (215) 369-9957
                      (Name, Address and Telephone Number,
                   including Area Code, of Agent for Service)


                               CALCULATION OF REGISTRATION FEE

                                                      PROPOSED
                                                       MAXIMUM       PROPOSED
                                           AMOUNT     OFFERING       MAXIMUM        AMOUNT OF
TITLE OF SECURITIES                        TO BE       PRICE        AGGREGATE     REGISTRATION
TO BE REGISTERED                         REGISTERED  PER SHARE   OFFERING PRICE        FEE
---------------------------------------  ----------  ----------  ---------------  -------------

Common Stock, par value $.001 per share   1,900,000  $      .11  $ 209,000          $  19.23
TOTAL:                                    1,900,000  $      .11  $ 209,000          $  19.23
---------------------------------------  ----------  ----------  ---------------  -------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low prices of the common stock of the Registrant as traded in the over-the counter market and reported on the OTC Electronic Bulletin Board of the National Association of Securities Dealers on February 13, 2003

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM  1.     PLAN  INFORMATION

     Pursuant to the Note to Part I of the Form S-8, the information required by
Part  I  is  not  filed  with  the  Securities  and  Exchange  Commission.

ITEM  2.     INFORMATION  AND  EMPLOYEE  PLAN  ANNUAL  INFORMATION

     Registrant  will  provide without charge to each person to whom a copy of a
Section 10(a) Prospectus hereunder is delivered, upon the oral or written request of such person, a copy of any document incorporated in this Registration Statement by reference. Requests for such information should be directed to FTS APPAREL INC., 301 Oxford Valley Road, Suite 1202, Yardley, Pennsylvania 19067.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.     INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

     The following documents are incorporated by reference in this registration statement.

     a) Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 filed pursuant to Section 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     b) All other reports filed by Registrant pursuant to Section 13(c) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Form 10-KSB referred to in (a) above.

     c)   The  description  of  the common stock, $.001 par value per share (the
          "Common Stock") of the Registrant is contained in the Registrant's registration statement on Form 10-KSB, as amended.

     All documents filed by the Registrant pursuant to Section 13 (a), 13 (c), 14 and 15 (d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents. Any statement contained in this registration statement, in a supplement to this registration statement or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed supplement to this registration statement or in any document that is subsequently incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM  4.     DESCRIPTION  OF  SECURITIES

     Not  applicable.  The class of securities to be offered is registered under
Section  12  of  the  Exchange  Act.

ITEM  5.     INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL

Not Applicable.

ITEM  6.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.


Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

As permitted by the Colorado Business Corporation Act, our articles of incorporation, eliminate, with certain exceptions, the personal liability of our directors to us and our shareholders for monetary damages as a result of a breach of fiduciary duty. This provision makes it more difficult to assert a claim and obtain damages from a director in the event of a breach of fiduciary duty. The Colorado Business Corporation Act provides that a corporation has the power to: (i) indemnify directors, officers, employees and agents of the corporation against judgments, fines and amounts paid in settlement in connection with suits, actions and proceedings and against certain expenses incurred by these parties if specified standards of conduct are met and (ii) purchase and maintain insurance on behalf of any of these persons against liabilities incurred by them in these capacities. Our articles of incorporation also provide for indemnification of our officers, directors, agents and employees against expenses or liability reasonably incurred by them in any action, suit or proceeding in which they are made parties by reason of being or having been one of our officers, directors, agents or employees, to the full extent required or permitted by Colorado law.

ITEM  7.     EXEMPTION  FROM  REGISTRATION  CLAIMED.

             Not  applicable.

ITEM  8.     EXHIBITS

Exhibit  No.  Description
------------  -----------

     4. Consulting Agreements with James Gibson, Diane Liceto, Tommy Holman and Michael Novielli.

     5.     Opinion  of  Michael S. Krome, Esq.

     23.1   Consent  of  Counsel  (included  in  Exhibit  5  hereto).

     23.2   Consent  of Stark Winter Schenkein & Co., LLP
..

ITEM  9.     UNDERTAKINGS

(a)     The  Registrant  hereby  undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided however, that paragraphs (a)(1)(i) and (a) (1)(ii) do not apply if the conformation required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
          Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13 (a) or Section 15 (d) of the Exchange Act (and, where applicable, each filing of any employee benefits plan's annual report pursuant to Section 15 (d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Yardley, State of Pennsylvania on the 13th day of February 2003.

                              FTS APPAREL,  INC.


                              By:  /s/ Scott Gallagher
                              --------------------
                              Scott Gallagher
                              President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicates and on the dates indicated.

                     TITLE                                     DATE
                     -----                                     ----

/s/  Scott  Gallagher           Chairman of the Board,        February 13, 2003
-----------------------         Chief  Executive  Officer,
Scott  Gallagher                President  and  Director


/s/  James H. Gilligan           Director                     February 13, 2003
-----------------------
James  H.  Gilligan



/s/  W. Scott  McBride           Director                    February 13, 2003
-----------------------
W. Scott  McBride
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